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                                                                      Exhibit 16



Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC 20549

September 28, 2000

Dear Sir/Madam:

We have read paragraph 2 of Item 4 included in the Form 8-K, dated September 21, 2000, of ImageMax, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Copy to:
Mr. Mark P. Glassman
Chief Financial Officer
ImageMax, Inc.